BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable rights to purchase units of Chanticleer Holdings Inc., each unit consisting of one share of 9% Redeemable Series 1 Preferred Stock and one Series 1 Warrant, at a subscription price of $13.50 per unit, subject to proration.

This will instruct you whether to exercise rights to purchase units distributed with respect to the shares of common stock and public warrants held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the prospectus and the related “Instructions as to Use of Chanticleer Holdings Inc. Subscription Rights Certificates.”

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. [  ] Please DO NOT EXERCISE RIGHTS for shares of common stock and/or public warrants.

Box 2. [  ] Please EXERCISE RIGHTS for shares of common stock and/or public warrants as set forth below:

	Units		Subscription Price		Payment
Basic Subscription Privilege		x	$13.50	=	$ (Line 1)
Over-Subscription Privilege		x	$13.50	=	$ (Line 1)
Total Payment Required					$ (Sum of Lines 1 and 2)

Box 3. [  ] Payment in the following amount is enclosed: $

Box 4. [  ] Please deduct payment of $            from the following account maintained by you as follows:

(The total of Box 3 and Box 4 must equal the total payment specified above.)

Type of Account ___________________________

Account No.___________________________

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

●       irrevocably elect to purchase the units indicated above upon the terms and conditions specified in the prospectus; and

●       agree that if I (we) fail to pay for the shares of common stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of Beneficial Owner(s): ______________________________________________

Signature of Beneficial Owners(s): __________________________________________

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name: _________________________________________________________________

Capacity: _______________________________________________________________

Address (including zip code): _______________________________________________

Telephone Number: _______________________________________________________